Exhibit 99.2

1

OneMedNet Corporation

Consolidated Balance Sheets

June 30, 2023 and December 31, 2022

	2023	2022
Assets
Current Assets
Cash and cash equivalents	$311,606	$270,859
Accounts receivable, net	17,375	18,975
(2023 $0 and 2022 $102,700)
Prepaid expenses and other assets	83,727	100,945
SPAC IPO Costs	1,589,930	900,152
Total current assets	2,002,638	1,290,931
Property and Equipment, Net	77,176	83,097
Total assets	$2,079,814	$1,374,028
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable & accrued expenses	$1,411,683	$1,134,752
Deferred revenues	353,557	183,683
Canada Emergency Business Loan Act	45,154	—
Convertible promissory notes	10,590,000	8,490,000
Total current liabilities	12,400,394	9,808,435
Long Term Liabilities
Loan, related party	604,000	—
Convertible promissory notes	1,500,000	1,500,000
Canada Emergency Business Loan Act	—	44,144
Accrued interest, related party	1,006,933	690,772
Total liabilities	15,511,327	12,043,351
Stockholders’ Equity (Deficit)
Preferred Series A-2, par value $0.0001, 4,200,000 shares authorized and 3,853,797 shares issued and outstanding as of June 30, 2023 and December 31, 2022	385	385
Preferred Shares A-1, par value $0.0001, 4,400,000 shares authorized and, 3,204,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022	320	320
Common Stock, par value $0.0001, 30,000,000 shares authorized, and 4,550,166 shares issued and outstanding as of June 30, 2023 and December 31, 2022	455	455
Additional paid in capital	21,711,563	21,206,738
Accumulated deficit	(35,144,236)	(31,877,221)
Total stockholders’ equity (deficit)	(13,431,513)	(10,669,323)
Total liabilities and stockholders’ equity (deficit)	$2,079,814	$1,374,028

See notes to financial statements

2

OneMedNet Corporation

Consolidated Statements of Operations

For the period January 1 to June 30, 2023 and 2022

	2023	2022
Revenue	$355,298	$513,878
Cost of Revenue	518,861	$632,336
Gross Margin	(163,563)	(118,458)
Operating Expenses
General and administrative	1,341,188	$1,286,291
Operations	94,829	$61,722
Sales & Marketing	570,537	$331,061
Research and development	744,563	$374,355
Total Operating Expenses	2,751,117	2,053,429
Operating loss	(2,914,680)	(2,171,887)
Other Expense (income)
Interest expense	316,161	164,156
Other expense	36,174	20,301
	352,335	184,457
Net loss	$(3,267,015)	$(2,356,344)

Earnings per Share June 30, 2023 – $0.72 and 2022 – $0.54

Diluted Earnings per Share June 30, 2023 – $0.22 and 2022 – $0.19

See notes to financial statements

3

OneMedNet Corporation

Consolidated Statements of Stockholders’ Equity (Deficit)

Period Ended June 30, 2023 and Year Ended December 31, 2022

	Series A-2 Preferred Stock		Series A-1 Preferred Stock		Common Stock		Additional Paid- in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balances, December 31, 2021	3,853,797	$385	3,204,000	$320	4,342,666	$434	$19,607,173	$(25,310,924)	$(5,702,612)
Issuance of common shares in exchange for services	—	—	—	—	200,000	20	199,980	—	200,000
Issuance of common shares in exchange for cash at $1.00 per share					7,500	0.75	7,499		7,500
Stock-based compensation expense							1,392,086		1,392,086
2022 net loss								(6,566,297)	(6,566,297)
Balances, December 31, 2022	3,853,797	$385	3,204,000	$320	4,550,166	$455	$21,206,738	$(31,877,221)	$(10,669,323)
Stock-based compensation expense							504,825		504,825
Period end June 30, 2023 net loss								(3,267,015)	(3,267,015)
Balances, June 30, 2023	3,853,797	$385	3,204,000	$320	4,550,166	$455	$21,711,563	$(35,144,236)	$(13,431,513)

See notes to financial statements

4

OneMedNet Corporation

Consolidated Statements of Cash Flows

January 1 to June 30, 2023 and 2022

	2023	2022
Cash flow from Operating Activities
Net Loss	$(3,267,015)	$(2,356,344)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	12,450	9,693
Stock-based compensation expense	504,825	23,465
Changes in assets and liabilities:
Accounts Receivable	1,600	(96,954)
Other current assets	(672,560)	(53,831)
Accounts payable & accrued expenses	276,931	(96,578)
Deferred revenue	169,874	(70,059)
Net cash flows from operating activities	(2,973,895)	(2,640,608)
Cash used for Investing Activities
Purchase of property and equipment	(6,529)	(30,005)
Cash flow from Financing Activities
Proceeds from Canada Emergency Business Loan Act	1,010	(73)
Proceeds from Shareholders	604,000	—
Proceeds from issuance of convertible promissory note payable	2,416,161	2,164,112
Net cash flows from financing activities	3,021,171	2,164,039
Net change in cash and cash equivalents	40,747	(506,574)
Cash and Cash Equivalents, Beginning	270,859	699,320
Cash and Cash Equivalents, Ending	$311,606	$192,746

See notes to financial statements

5

OneMedNet Corporation

Notes to Financial Statements

Period Ended June 30, 2023 and Year Ended December 31, 2022

1. Summary of Significant Accounting Policies

Nature of Operations

OneMedNet Corporation (the “Company”) is a healthcare software company with solutions focused on digital medical image management, exchange, and sharing. The Company was incorporated in Delaware on September 20, 2006. The Company has been solely focused on creating solutions that simplify digital medical image management, exchange, and sharing. The Company has one wholly-owned subsidiary, OneMedNet Technologies (Canada) Inc., incorporated on October 16, 2015 under the provisions of the Business Corporations Act of British Columbia whose functional currency is the Canadian dollar.

Basis of Presentation

The consolidated financial statements of the Company have been prepared on the basis of generally accepted accounting principles in the United States of America (US GAAP).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid, short-term investments with a maturity of three months or less when purchased. Cash equivalents consist of money market funds and are carried at cost, which approximates fair value. The balances, at times, may exceed FDIC Insured limits.

Accounts Receivable

Accounts receivable are unsecured, recorded at net realizable value, and do not bear interest. Accounts receivable are considered past due if not paid within the terms established between the Company and the customer. Amounts are only written off after all attempts at collections have been exhausted. The Company determines the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. As of December 31, 2022 the Company established allowances of $102,700. The net receivable balances outstanding are fully collectible.

Property and Equipment

Property and equipment are recorded at cost. The straight-line method is used for computing depreciation and amortization. Assets are depreciated over their estimated useful lives ranging from three to five years. Cost of maintenance and repairs are charged to expense when incurred.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. There have been no losses during the quarter ended June 30, 2023 and the year ended December 31, 2022.

6

OneMedNet Corporation

Notes to Financial Statements

Period Ended June 30, 2023 and Year Ended December 31, 2022

Revenue Recognition

Revenue from all customers is recognized when a performance obligation is satisfied by transferring control of a distinct good or service to a customer. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account under topic 606. A contract’s transaction price is allocated to each distinct performance obligation in proportion to the standalone selling price for each and recognized as revenue when, or as, the performance obligation is satisfied.

The steps the company uses to determine revenue recognition are as follows: identification of the contract with a customer, identification of the performance obligations, determining the transaction price, allocation of the transaction price to the performance obligation and recognition of revenue when the Company satisfies the performance obligation.

Individual promised goods and services in a contract are considered a performance obligation and accounted for separately if the good or service is distinct. A good or service is considered distinct if the customer can benefit from the good or service on its own or with other resources that are readily available to the customer and the good or service is separately identifiable from other promises in the arrangement.

The Company generates revenue from two streams: (1) iRWD (imaging Real World Data) which provides regulatory grade imaging and clinical data in the Pharmaceutical, Device Manufacturing, CRO’s and AI markets and (2) BEAM which is a Medical Imaging Exchange platform between Hospital/Healthcare Systems, Imaging Centers, Physicians and Patients.

iRWD is sold on a fixed fee basis based on the number of data units and the cost per data unit committed to in the customer contract. Revenue is recognized when the data is delivered to the customer.

Beam revenue is subscription-based revenue which is recognized ratably over the subscription period committed to by the customer. The company invoices its Beam customers quarterly or annually in advance with the customer contracts automatically renewing unless the customer issues a cancellation notice.

The Company excludes from revenue taxes collected from a customer that are assessed by a governmental authority and imposed on and concurrent with a specific revenue-producing transaction.

The transaction price for the products is the invoiced amount. Advanced billings from contracts are deferred and recognized as revenue when earned.

Deferred revenue consists of payments received in advance of performance under the contract. Such amounts are generally recognized as revenue over the contractual period. The Company receives payments from customers based upon contractual billing schedules. Accounts receivable is recorded when the right to consideration becomes unconditional. Payment terms on invoiced amounts typically range from zero to 90 days, with typical terms of 30 days.

Income Taxes

Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amount and the tax basis of assets and liabilities. The Company provides for deferred taxes at the enacted tax rate that is expected to apply when the temporary differences reverse. The Company has recorded a full valuation allowance against the net deferred tax asset due to the uncertainty of realizing the related benefits.

Patents and Trademarks

Costs associated with the submission of a patent application are expensed as incurred given the uncertainty of the patents resulting in probable future economic benefits to the Company and are included in research and development expenses on the consolidated statements of operations.

7

OneMedNet Corporation

Notes to Financial Statements

Period Ended June 30, 2023 and Year Ended December 31, 2022

Research and Development

Research and development expenditures were charged to operating expense as incurred for the periods ended June 30, 2023 and December 31, 2022.

Stock-based Compensation

The Company has a stock-based compensation plan, which is described in more detail in Note 8. The fair value of stock option and warrant grants are determined on the date of grant using the Black Scholes valuation model. Forfeitures of stock based awards are recorded as the actual forfeitures occur. Stock based compensation expense is recognized over the service period, net of estimated forfeitures, using the straight-line method.

	2022	2023	2024	2025
Equivalent Common Shares, 2009 Equity Plan	383,000	383,000	383,000	383,000
Equivalent Common Shares, 2020 Equity Plan	184,581	400,581	549,512	648,000
	567,581	783,581	932,512	1,031,000

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This guidance introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. The ASU also provides updated guidance regarding the impairment of available-for-sale debt securities and includes additional disclosure requirements. The new guidance is effective for fiscal periods beginning after December 15, 2022. Early adoption is permitted. The Company is currently assessing the effect that ASU No. 2016-13 will have on its consolidated financial statements and related disclosures.

The Company has issued convertible promissory notes with related party investors. In order to simplify, and provide less confusion, on accounting for debt with conversion options, FASB release ASU 2020-06 in August 2020. ASU 2020-06 simplifies the accounting for convertible instruments. The embedded conversion features are no longer separated from the debt with conversion features that are not required to be accounted for as derivatives under or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost and therefore will be accounted for as a single equity instrument measured at its historical cost. The Company has early adopted ASU 2020-06 and therefore a derivative liability has not been recorded.

2. Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company does not have adequate liquidity to fund its operations through at least twelve months from the date these financial statements were available for issuance. The Company has an accumulated deficit of $35,144,236 (2022 – $31,877,221) and has had negative cash flows from operating activities for the quarter ended June 30, 2023 and year ended December 31, 2022. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

To continue in existence and expand its operations, the Company will be required to, and management plans to, raise additional working capital through an equity or debt offering and ultimately attain profitable operations. If the Company is not able to raise additional working capital, it would have a material adverse effect on the operations of the Company and continuing research and development of its product.

8

OneMedNet Corporation

Notes to Financial Statements

Period Ended June 30, 2023 and Year Ended December 31, 2022

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to continue receiving working capital cash payments and generating cash flow from operations.

3. Property and Equipment

Property and equipment are summarized as of December 31:

	2023	2022
Computers	$265,737	$259,206
Furniture and equipment	3,785	3,785
Total Property and Equipment	269,522	262,991
Less: accumulated depreciation	(192,345)	(179,895)
Net Property and Equipment	$77,176	$83,097

Depreciation and amortization expense was $12,450 for the period ended June 30, 2023 and $24,807 for the year ended December 31, 2022.

4. Income Taxes

The Company has generated both federal and state net operating losses (NOL) of approximately $21 million and $23 million, respectively, which if not used, will begin to expire in 2030. The Company believes that its ability to fully utilize the existing NOL carryforwards could be restricted on a portion of the NOL by changes in control that may have occurred or may occur in the future and by its ability to generate net income. The Company has not yet conducted a formal study of whether, or to what extent, past changes in control of the Company impairs its NOL carryforwards because such NOL carryforwards cannot be utilized until the Company achieves profitability.

Components of deferred income taxes are as follows as of December 31:

	2022	2021
Deferred Tax Assets
Net operating loss carry forward	$6,973,587	$5,604,237
Stock Compensation	481,144	467,925
Other	53,268	51,617
Gross deferred tax assets	7,507,999	6,123,778
Less valuation allowance	(7,507,999)	(6,123,778)
Net deferred tax assets	$—	$—

The change in the valuation allowance was $1,384,220 and $764,878 for the years ended December 31, 2022 and 2021, respectively.

The effective tax rate for the years ended December 31, 2022 and 2021 differs from the federal and state statutory rates due to the full valuation allowance.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statement is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The tax years from inception through December 31, 2022 remain subject to examination by all major taxing authorities due to the net operating loss carryovers. The Company is not currently under examination by any taxing jurisdiction. The Company did not incur any interest or penalties during the years ended December 31, 2022 or 2021.

9

OneMedNet Corporation

Notes to Financial Statements

Period Ended June 30, 2023 and Year Ended December 31, 2022

5. Convertible Promissory Notes held by Related Party

During the first half of 2023, the Company entered into various Convertible Promissory Notes (“Note”) with related party investors totaling $1,100,000 (2022 – $4,700,000) and unrelated party investors of $1,000,000 (2022 – $440,000). The Notes issued are unsecured and bear an interest rate of six percent annually from the date of issuance until the outstanding principal is paid or converted. On November 11, 2022 the Convertible note agreement was amended and restated in order to (i) provide for the sale and issuance to Purchasers from the effective date of January 1, 2022 and after the date of this Agreement of up to an additional $3,000,000 aggregate principal amount of Notes and warrants to purchase shares of the Company’s capital stock, (ii) provide for the sale and issuance to Purchasers who purchased Notes under the Prior Agreement between the Effective Date and the date of this Agreement of warrants to purchase shares of the Company’s common stock at an exercise price of $1.00 per share; (iii) extend the maturity date of all outstanding Notes from December 31, 2022 to August 31, 2023.

The principal and unpaid accrued interest on each Note will convert; (i) automatically, upon the Company’s issuance of equity securities (the “Next Equity Financing”) in a single transaction, or series of related transactions, with aggregate gross proceeds to the Company of at least $5,000,000, into shares of the Company’s capital stock issued to investors in the Next Equity Financing, at a conversion price equal to the lesser of (A) a 20% discount to the lowest price per share of shares sold in the Next Equity Financing, or (B) $2.50 per share; (ii) at the noteholder’s option, in the event of a defined Corporate Transaction while such Note remains outstanding, into shares of the Company’s Series A-2 Preferred Stock at a conversion price equal to $2.50 per share; and (iii) at the noteholder’s option, on or after the Maturity Date while such Note remains outstanding, into shares of the Company’s Series A-2 Preferred Stock at a conversion price equal to $2.50 per share.

If a Corporate Transaction occurs before the repayment or conversion of the Notes, the Company will pay at the closing of the Corporate Transaction to each noteholder that elects not to convert its Notes in connection with such Corporate Transaction an amount equal to the outstanding principal amount of such noteholder’s Note plus a 20% premium. “Corporate Transaction” means (a) a sale by the Company of all or substantially all of its assets, (b) a merger of the Company with or into another entity (if after such merger the holders of a majority of the Company’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity) or (c) the transfer of more than 50% of the Company’s voting securities to a person or group.

During November 2019, the Company entered into a Convertible Promissory Note (“Note”) agreement with a related party investor. The total amount of the Note is $1,500,000. The Note is unsecured and bears interest at a rate of four percent annually from the date of issuance until the outstanding principal is paid or converted. The Note matures on January 1, 2025. The Note shall automatically convert into the next offering of preferred stock upon closing of such next equity financing. The number of shares of preferred stock to be issued upon conversion shall be equal to the number obtained by dividing the outstanding principal and unpaid accrued interest owed on the date of conversion, by the conversion price. The conversion price is 100 percent of the lowest price per share paid for the next equity preferred stock by other investors in the next equity financing. In the event that prior to the conversion or repayment of amounts owed, the Company completes a financing transaction in which the Company sells equity securities but such transaction does not qualify as next equity financing (i.e. an “alternative financing”), then the principal and unpaid accrued interest may (upon written election of the purchaser holding the Note) convert into the securities issued by the Company in the alternative financing. The number of alternative financing equity securities to be issued upon such conversion shall be equal to the number obtained by dividing the outstanding principal and unpaid accrued interest owed by an amount equal to 100 percent multiplied by the lowest price per share at which the alternative financing equity securities are sold and issued for cash in the alternative financing.

10

OneMedNet Corporation

Notes to Financial Statements

Period Ended June 30, 2023 and Year Ended December 31, 2022

As of June 30, 2023 $12,090,000 and as of December 31, 2022 there was $9,990,000 in outstanding principal balance on the Notes, respectively, and $1,006,933 and $690,772 in accrued interest, respectively, all included in long-term liabilities on the balance sheet. There have been no payments of principal or interest to date. In connection with the $2,100,000 in convertible notes issued in the first half of 2023 (Fiscal 2022 – $5,140,000), 840,000 (Fiscal 2022 – 2,056,000) in warrants were issued.

6. Canadian Emergency Business Loan Act (CEBA)

During December 2020, the Company applied for and received a $45,154 USD CEBA loan. The loan was provided by the Government of Canada to provide capital to organizations to see them through the current challenges and better position them to return to providing services and creating employment. The loan is unsecured. The loan is interest free to December 31, 2023. If the loan is paid back by December 31, 2023, $15,051 of the loan will be forgiven. If the loan is not paid back by December 31, 2023, the full $45,154 loan will be converted to loan repayable over three years with a 5% interest rate.

The Company accounted for the loan as debt in accordance with FASB Accounting Standards Codification 470 Debt and accrued interest in accordance with the interest method under FASB ASC 835-30. Full or partial loan forgiveness with legal release reduces the liability by the amount forgiven and record a gain on extinguishment in the statement of operations.

7. Shareholder Loan

During the second quarter of 2023 related parties funded an additional $604,000, these loans are not tied to convertible note agreements and are non-interest bearing.

8. Shareholders’ Equity

Series A-2 Preferred Stock

The Series A-2 preferred stock includes a $0.15 per share annual noncumulative dividend when and if declared by the board of directors. No dividends have been declared as of June 30, 2023 and December 31, 2022. The Series A-2 preferred stock also includes a liquidation preference of 1.25 times the original issue price plus any declared but unpaid dividends upon the liquidation, dissolution, merger or sale of substantially all the assets of the Company and have a preference upon liquidation over Series A-1 preferred stock and common stock.

Each share of Series A-2 preferred stock may be converted into equal shares of common stock at the option of the holder at any time. In addition, the Series A-2 preferred stock shares are automatically convertible into common shares upon the sale of shares of common stock to the public at the then applicable conversion price in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $20 million in proceeds, net of underwriting discounts and commissions. Each share of Series A-2 preferred stock has voting rights equal to the number of shares of common stock then issuable upon conversion of such share of preferred stock.

The Company is obligated to redeem shares of Series A-2 Preferred Stock in the occurrence of a Deemed Liquidation Event unless a majority of the holders of Series A-2 Preferred Stock and a majority of the Series A-1 Preferred Stock consent otherwise.

Series A-1 Preferred Stock

The Series A-1 preferred stock includes a $0.15 per share annual noncumulative dividend when and if declared by the board of directors. No dividends have been declared as of June 30, 2023 and December 31, 2022. The Series A-1 preferred stock also includes a liquidation preference of 1.25 times the original issue price plus any declared but unpaid dividends upon the liquidation, dissolution, merger or sale of substantially all the assets of the Company and have a preference upon liquidation over common stock.

11

OneMedNet Corporation

Notes to Financial Statements

Period Ended June 30, 2023 and Year Ended December 31, 2022

Each share of Series A-1 preferred stock may be converted into equal shares of common stock at the option of the holder at any time. In addition, the Series A-1 preferred stock shares are automatically convertible into common shares upon the sale of shares of common stock to the public at the then applicable conversion price in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $20 million in proceeds, net of underwriting discounts and commissions. Each share of Series A-1 preferred stock has voting rights equal to the number of shares of common stock then issuable upon conversion of such share of preferred stock.

The Company is obligated to redeem shares of Series A-1 Preferred Stock in the occurrence of a Deemed Liquidation Event unless a majority of the holders of Series A-1 Preferred Stock consent otherwise.

Common Stock

In 2022, in connection with services performed by the Board of Directors, common shares of 100,000 for 2021 and 100,000 for 2022 were issued at $1.00 per share. These were expensed as general and administrative expenses in the statement of operations.

9. Stock Options

During 2020, the Company adopted a new equity incentive plan (the Plan), which provides for the granting of incentive and nonqualified stock options to employees, directors, and consultants. As of December 31, 2020, the Company has reserved 3,000,000 shares of common stock under the Plan. The Company believes that such awards better align the interests of its employees with those of its stockholders. Option awards are generally granted with an exercise price equal to the fair market value of the Company’s stock at the date of grant; those option awards generally vest with a range of one to four years of continuous service and have ten-year contractual terms. As there is no public data available for the share price valuation, the Company considers the Fair Market Value of $1 to be on the conservative side and similar to the exercise price. Certain option awards provide for accelerated vesting if there is a change in control, as defined in the Plan. The Plan also permits the granting of restricted stock and other stock-based awards. Unexercised options are cancelled upon termination of employment and become available under the Plan.

Information with respect to options outstanding is summarized as follows:

	Options Outstanding	Weighted- Average Exercise Price	Aggregate Intrinsic Value
Outstanding as of December 31, 2021	947,184	$1.00	$947,184
Granted – under the Plan	577,000
Exercised	(7,500)
Cancelled	(485,684)
Outstanding as of December 31, 2022 and June 30, 2023	1,031,000	$1.00	$1,031,000
Options exercisable as of June 30, 2023	649,016	$1.00	$649,016

As of June 30, 2023 and December 31, 2022, there were 1,031,000 common stock options outstanding with a weighted average remaining contractual life of 6.61 and 7.11 years, respectively.

As of June 30, 2023 and December 31, 2022, there were 649,016 and 567,581 common stock options exercisable at a weighted average remaining contractual life of 5.42 and 5.56 years, respectively.

Black Scholes Assumptions

The determination of the fair value of stock options using an option valuation model is affected by the Company’s stock price valuation, as well as assumptions regarding a number of complex and subjective variables. The volatility assumption is based on volatilities of similar companies over a period of time equal to the expected term of the stock options. The volatilities of similar companies are used in conjunction with the Company’s historical volatility because of the lack of sufficient relevant history for the Company’s common stock equal to the expected term. The expected term of the employee stock options represents the weighted average period for which the stock options are expected to remain outstanding. The expected term assumption is estimated based primarily on the options’ vesting terms and remaining contractual life and employees’ expected exercise and post- vesting employment termination behavior. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The dividend yield assumption is based on the expectation of no future dividend payouts by the Company.

12

OneMedNet Corporation

Notes to Financial Statements

Period Ended June 30, 2023 and Year Ended December 31, 2022

The fair value of the Company’s stock options was estimated assuming no expected dividends and the following weighted average assumptions:

	2022	2011
Expected life in years	5.89	6.08
Risk-free interest rate	0.55%	0.49%
Expected dividend yield	0.00%	0.00%
Expected volatility	32%	60%

The total expense recognized for share-based payments was $42,825 for the period ending June 30, 2023 and $45,584 for the year ended December 31, 2022. These costs are included in the statements of operations. As of June 30, 2023 there was $40,161 and as of December 31, 2022, there was $75,987 of unrecognized compensation costs related to stock option grants which will be recognized over the next two years.

10. Stock Warrants

In 2021, there were 174,102 outstanding common stock warrants issued for service at a weighted average exercise price of $0.10. The weighted average remaining contractual life was 3.96 years as of June 30, 2023.

In 2022 for the exercise price of $1.00, the company issued 145,746 warrants for 2021 service and 294,000 warrants for 2022 service, 2,056,000 in warrants were issued attached to convertible notes. The weighted average remaining contractual life of the warrants issued in 2022 is 4.06 years.

In the first half of 2023, the company issued 840,000 warrants attached to convertible notes. The weighted average remaining contractual life of these warrants is 9.38 years.

All warrants vested immediately upon grant issuance. The Company expensed $462,000 for the period ended June 30, 2023 and $1,346,288 in Fiscal 2022 in relation to the issuance of the Warrants.

	2022	2023	2024	2025	2026
Equivalent Common Shares, 2020 Grants	174,102	174,102	174,102	174,102	174,102
Equivalent Common Shares, 2021 Grants	145,746	145,746	145,746	145,746	—
Equivalent Common Shares, 2022 Grants	2,310,000	2,310,000	2,310,000	2,310,000	2,310,000
	2,629,848	2,629,848	2,629,848	2,629,848	2,484,102

11. Commitments, Contingencies, and Concentrations

Operating lease

The Company has a month-to-month lease for a suite at a cost of $575 per month. As well, as part of an employment agreement with the Chief Commercial Officer, rent of $450 a month is reimbursed for the lease this individual personally has for office space.

13

OneMedNet Corporation

Notes to Financial Statements

Period Ended June 30, 2023 and Year Ended December 31, 2022

The Company incurred $3,698 for the period ended June 30, 2023 and $7,694 for the year ended December 31, 2022 of rent expense.

12. Receivable from SPAC for IPO Related Costs

During 2022, the company entered a Business Combination Agreement with SPAC Data Knights. $1,589,930 of SPAC related expenses are on the Balance Sheet as receivable to be received at close of the merger.

13. Subsequent Events

The Company has evaluated subsequent events occurring through August 10, 2023, the date the financial statements were available for issuance, for events requiring recording or disclosure in the Company’s financial statements.

From the period July 1, 2023 to the date of this report, the Company issued $800,000 of additional convertible promissory notes to investors in exchange for cash. These promissory notes are unsecured and contain an interest rate of 6% per annum. The notes mature on August 31, 2023. The notes provide for automatic conversion of the principal and interest of the notes into shares of the next preferred stock financing round upon the subsequent receipt of proceeds from the sale of stock in excess of $5 million as defined in the bridge loan agreements.

14